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                                                                    Exhibit 4.16

                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is entered into as of December __, 2001 among Peabody Energy Corporation, a Delaware corporation (the "Company"), Lehman Brothers Merchant Banking Partners II L.P., a Delaware limited partnership ("Lehman"), Lehman Brothers Offshore Investment Partners II L.P., a Bermuda exempted limited partnership ("Offshore"), LB I Group Inc., a Delaware corporation ("LB I"), Lehman Brothers Capital Partners III, L.P., a Delaware limited partnership ("Cap III"), Lehman Brothers Capital Partners IV, L.P., a Delaware limited partnership ("Cap IV"), Lehman Brothers MBG Partners 1998 (A) L.P., a Delaware limited partnership ("MBG Partners (A)"), Lehman Brothers MBG Partners 1998 (B) L.P., a Delaware limited partnership ("MBG Partners (B)"), and Lehman Brothers MBG Partners 1998 (C) L.P., a Delaware limited partnership ("MBG Partners (C)," collectively with Offshore, LB I, Cap III, Cap IV, MBG Partners (A) and MBG Partners (B), the "Other Lehman Entities"). Each of the parties to this Agreement (other than the Company) and any other Person (as hereinafter defined) who or which shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Stockholder."

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.1. Definitions.


          As used in this Agreement, the following terms shall have the following meanings:

          "Agreement" shall have the meaning set forth in the preamble to this Agreement.

          "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

          "Company" shall mean Peabody Energy Corporation, a Delaware corporation.


          "Demand Registration" shall have the meaning set forth in Section 2.1(a).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Indemnified Party" shall have the meaning set forth in Section 4.3.

          "Indemnifying Party" shall have the meaning set for the in Section
4.3.

          "Inspectors" shall have the meaning set forth in Section 3.1(g).

          "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.

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                                                                               2

          "Piggy-Back Registration" shall mean have the meaning set forth in
Section 2.2.

          "Records" shall have the meaning set forth in Section 3.1(g).

          "Registrable Security" shall mean any outstanding share of Common Stock held by Lehman and the Other Lehman Entities as of the date hereof, or acquired from the Company or an affiliate of the Company, whether as the result of the purchase of Common Stock, the conversion of any convertible security or otherwise, and Common Stock or Common Stock issuable upon the conversion of a convertible security which may be issued or distributed in respect thereof by way of a stock dividend or stock split or other distribution, recapitalization or reclassification, until (i) a registration statement covering such Common Stock has been declared effective by the SEC and such share has been disposed of pursuant to such effective registration statement; (ii) such share is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which it may be sold pursuant to Rule 144(k); or (iii) such shares may be resold, without regard to volume limitations, under Rule 144 (or any similar provisions then in force) of the Securities Act.

          "Registration Expenses" shall have the meaning set forth in Section
3.2.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Stockholder" shall mean a holder of a Registrable Security who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

          "Stockholder" shall have the meaning set forth in the preamble of this Agreement.

          "Underwriter" shall mean a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.



                                   ARTICLE II
                               REGISTRATION RIGHTS

          Section 2.1. Demand Registrations.

          (a) At any time and from time to time after the first underwritten public offering of shares of Common Stock by Lehman and/or the Other Lehman Entities, Lehman may make a written request for registration under the Securities Act of all or part of its and/or the Other Lehman Entities' Registrable Securities (a "Demand Registration"); provided that such request specifies the number of shares of Registrable Securities proposed to be sold and the intended method of disposition thereof.

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                                                                               3

          (b) The Company shall not be required to effect more than three Demand Registrations pursuant to this Section 2.1.

          (c) A registration will not count as a Demand Registration until the registration statement has become effective under the Securities Act and shall have remained or been effective for a period of 90 days in the aggregate or such lesser period as may be necessary to permit the sale of all Registrable Securities registered in connection with such Demand Registration.

          (d) If Lehman so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. Lehman, in consultation with the Company, shall select one or more nationally recognized firms of investment bankers to act as the book-managing, lead-managing and co-managing Underwriter or Underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering.

          (e) If at the time of any request to register Registrable Securities pursuant to Section 2.1, the Company is engaged, or has plans (which have been or are reasonably expected to be approved by the Board of Directors within 30 days) to engage within 90 days of the time of the request in a registered public offering as to which the Stockholders may include such Registrable Securities pursuant to Section 2.2 hereof, or is engaged in any activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 180 days from the effective date of such offering, or in the case of such other material activity, the lesser of (i) 180 days from the date of such request for registration or (ii) such time when the registration would not adversely affect such activity of the Company, such right to delay a request to be exercised by the Company not more than once within any twelve-month period.

          Section 2.2. Piggyback Registration.


          If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company for its own account and/or for the account of its securityholders of any shares of Common Stock (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a registration statement filed in connection with an exchange offer or an offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to Lehman as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer Lehman the opportunity to register such number of shares of Registrable Securities as Lehman may request (which request shall specify the Registrable Securities intended to be delivered to the Company at least ten days prior to the anticipated filing date) (a "Piggy-Back Registration"). The Company shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Lehman shall have the

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                                                                               4

right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to 48 hours in advance of the time it becomes effective.

          Section 2.3. Reduction of Offering.

          Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in Section 2.1 or 2.2 determine that the offering that the Stockholders, the Company and/or such other Persons intend to make is such that the success of the offering would be materially and adversely affected by inclusion of all of the Registrable Securities requested to be included then the number of shares to be included in the offering shall be reduced by the amount indicated by the Underwriters, and the Company shall include in such registration the then remaining shares to be included in the offering, allocated as follows: (A) in the case of a Demand Registration (i) first, an amount of Registrable Securities requested to be included in such Demand Registration by the Stockholder or Stockholders requesting such Demand Registration, any other Stockholders, if any, who request to be included in such Demand Registration, and the shares of Common Stock of members of the Company's management who exercise piggyback registration rights in order to be included in such registration (such amount to be allocated among such Stockholders and management holders in proportion to the number of Registrable Securities (or shares of Common Stock subject to piggyback registration rights, in the case of the management holders) held by them) and (ii) second, the shares, if any, proposed to be registered by the Company for its own account or by any other holders of Common Stock (other than the management holders referred to in clause
(i) above) who have the right to include their shares of Common Stock in such registration; and (B) in the case of a Piggy-Back Registration, (i) first, the shares, if any, proposed to be registered by the Company for its own account or for the account of any security holder exercising contractual demand registration rights and (ii) second, an amount of Registrable Securities requested to be included in such registration pursuant to Section 2.2 by any Stockholder (such amount to be allocated among such Stockholders in proportion to the number of Registrable Securities held by such Stockholders).

                                  ARTICLE III
                             REGISTRATION PROCEDURES

          Section 3.1. Filings; Information.

          Whenever Lehman has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

          (a) The Company will as expeditiously as practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof (it being understood that the Company shall use Form S-3 (or any substitute


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                                                                               5

form that may be adopted by the SEC) if such form is then available), and use its best efforts to cause such filed registration statement to become effective and thereafter to remain effective for a period of not less than 90 days unless all Registrable Securities are sold in a lesser period.

          (b) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to the Stockholders, their counsel and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the foregoing within five business days after delivery, and thereafter furnish to the Stockholders, their counsel and each Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Stockholders, their counsel or the Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Stockholders.

          (c) After the filing of the registration statement, the Company will promptly notify each Selling Stockholder covered by such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States and such other jurisdictions as any Selling Stockholder reasonably (in light of such Selling Stockholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Stockholder to consummate the disposition of the Registrable Securities owned by such Selling Stockholder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (e) The Company will immediately notify each Selling Stockholder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will promptly make available to each Selling Stockholder any such supplement or amendment.

          (f) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are

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                                                                               6

reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the intended plan of distribution of the Selling Stockholders. The Selling Stockholders may, at their option, require that any or all of the representations, warranties and covenants of the Company or to or for the benefit of such Underwriters also be made to and for the benefit of such Selling Stockholders.

          (g) The Company will deliver promptly to each Selling Stockholder of such Registrable Securities and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and make available for inspection by any Selling Stockholder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Stockholder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), subject to restrictions imposed by any governmental authority governing access to classified information, as shall be reasonably necessary to enable them to perform a reasonable and customary due diligence investigation, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. All Inspectors will be advised of these confidentiality obligations and agree to be bound by them. The Selling Stockholders and the Underwriters shall be responsible for breaches by Inspectors acting on their behalf. Each Selling Stockholder of such Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) The Company will furnish to each Selling Stockholder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Stockholder or Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case

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may be, as the Selling Stockholders of Registrable Securities included in such offering or the managing Underwriter, if any, therefor reasonably requests.

          (i) The Company will use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (j) In connection with an underwritten offering, the Company will participate, at its own expense, to the extent reasonably requested by the managing Underwriter for the offering or the Selling Stockholder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "road show" meetings with prospective investors) that would be customary for primary offerings of equity securities by the Company.

          (k) The Company will appoint a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

          The Company may require each Selling Stockholder of Registrable Securities to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          Each Selling Stockholder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Subsection
(e) hereof, such Selling Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Subsection (e) hereof, and, if so directed by the Company, such Selling Stockholder will deliver to the Company, at the Company's expense, all copies, other than permanent file copies then in such Selling Stockholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Subsection (a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Subsection (e) hereof to the date when the Company shall make available to the Selling Stockholders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Subsection (e) hereof.

          Section 3.2. Registration Expenses.

          In connection with the first two Demand Registrations made pursuant to
Article II, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable

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Securities), (iii) printing expenses, (iv) the Company's internal expenses
(including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of one counsel for both the Company and the Stockholders (which counsel shall be chosen by the Company and approved by the Stockholders, which approval shall not be unreasonably withheld) and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.1(h) hereof) and (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration. In connection with the third Demand Registration made pursuant to Article II, the Company shall pay the expenses described in clause (iv) above and Lehman shall pay all other expenses occurred in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.



                                   ARTICLE IV
                        INDEMNIFICATION AND CONTRIBUTION

          Section 4.1. Indemnification by the Company.

          The Company agrees to indemnify and hold harmless each Selling Stockholder, its officers, directors, employees and agents, and each person, if any, who controls such Selling Stockholder within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Common Stock) to which such Selling Stockholder, officer, director, employee or agent or controlling Person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any registration statement, prospectus or any preliminary prospectus or any amendment or supplement thereto relating to the Registrable Securities or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Securities ("Marketing Materials"), (ii) any omission or alleged omission to state in any registration statement, prospectus or any preliminary prospectus or any amendment or supplement thereto relating to the Registrable Securities or in any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any act or failure to act, or any alleged act or failure to act by any Selling Stockholder in connection with, or relating in any manner to, the Registrable Securities, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above and shall reimburse each Selling Stockholder and each such officer, director, employee, agent and controlling Person for any legal and other expenses reasonably incurred by that Selling Stockholder, officer, director, employee, agent or controlling Person in connection with investigating or defending or preparing to defend against any such

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                                                                               9

loss, claim, damage, liability or action as such expenses are incurred, except insofar as the same are contained in any information furnished in writing to the Company by such Selling Stockholder expressly for use therein. In addition, the Company will not be liable under this Section 4.1 to the extent that any such loss, claim, damage, liability or action arises out of or is based solely upon the failure of the Selling Stockholders to deliver copies of any prospectus or supplement or amendment thereto in the manner required by the Securities Act, and such copies were provided to such Selling Stockholders on a timely basis. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Stockholders provided in this Section 4.1.

          Section 4.2. Indemnification by Stockholders.

          Each Selling Stockholder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of the Securities Act to the same extent as the indemnity from the Company to such Selling Stockholder pursuant to clauses (i) and (ii) of Section 4.1, but only with reference to information related to such Selling Stockholder furnished in writing by such Selling Stockholder or on such Selling Stockholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, any amendment or supplement thereto, any preliminary prospectus, or any Marketing Materials; provided that the obligation to indemnify will be individual to each Selling Stockholder and will be limited to the net amount of proceeds received by such Selling Stockholder from the sale of Registrable Securities pursuant to such registration statement. Each Selling Stockholder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2, subject to the proviso in the first sentence of this Section 4.2.

          Section 4.3. Conduct of Indemnification Proceedings.

          Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party") notify the Indemnifying Party in writing of the claim or the commencement of such action provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or
4.2 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable

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                                                                              10

costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the Indemnifying Party's obligations shall be limited to reimbursement of the reasonable fees and expenses of one firm of separate counsel for all Indemnified Parties, unless one counsel for all Indemnified Parties is inappropriate because of conflicts of interest, in which case the Indemnifying Party's obligations shall be limited to reimbursement of the reasonable fees and expenses of up to one firm of separate counsel for each Indemnified Party. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

          Section 4.4. Contribution.

          If the indemnification provided for in Article IV is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as the Underwriters shall reasonably request based on the net proceeds received by each Indemnifying Party as a result of a sale of Registrable Securities.

                                   ARTICLE V
                                 MISCELLANEOUS

          Section 5.1. Rule 144.

          The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Stockholder may reasonably request, all to the extent reasonably required from time to time to enable Stockholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.


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                                                                              11

          Section 5.2. Notices.

          (a) Notices to the Company shall be sent to the Company at the following address (or at such other address or addresses as the Company shall have specified in writing to each of the other Stockholders):

              Peabody Energy Corporation
              701 Market Street
              Suite 700
              St. Louis, Missouri 63101-1826
              Attn: Jeffery L. Klinger, Vice-President -- Legal Services

          (b) notices to Lehman or the Other Lehman Entities shall be addressed to the applicable Stockholder at the following address (or at such other address as Lehman or the Other Lehman Entities shall have specified in writing to each of the other Stockholders):

              c/o Lehman Brothers Merchant Banking Group
              3 World Financial Center
              200 Vesey Street
              New York, New York 10285
              Attn: Henry E. Lentz

          (c) copies of all notices to the Company and to Lehman and the Other Lehman Entities shall be sent to the following address:

              Simpson Thacher & Bartlett
              425 Lexington Avenue
              New York, New York 10017
              Attn: Rise B. Norman, Esq.

          Section 5.3. Inspection.

          So long as this Agreement shall be in effect, this Agreement and any amendments hereto shall be made available for inspection by a Stockholder at the principal offices of the Company.

          Section 5.4. Governing Law.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 5.5. Section Headings.

          The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 5.6. Entire Agreement.

          This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

          Section 5.7. Severability.

          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          Section 5.8. Other Agreements.

          Nothing contained herein shall limit the ability of the Company or Lehman or the Other Lehman Entities from time to time to enter into separate agreements or arrangements relating to the Common Stock held by any stockholder of the Company.

          Section 5.9. Counterparts.

          This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.

          Section 5.10. Termination Date.

          This Agreement shall no longer be binding or of further force or effect as to any of the parties hereto, as of the date Lehman, together with the Other Lehman Entities, collectively own less than one percent of the outstanding Common Stock of the Company, provided, however, that no such termination shall be effective if the Company is in breach of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



                          PEABODY ENERGY CORPORATION



                          By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                          LEHMAN BROTHERS MERCHANT
                          BANKING PARTNERS II L.P.

                          By:      Lehman Brothers Merchant Banking
                                   Partners II Inc., its general partner



                          By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                          LEHMAN BROTHERS OFFSHORE
                          INVESTMENT PARTNERS II L.P.

                          By:      Lehman Brothers Merchant Banking
                                   Partners II Inc., its general partner



                          By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                          LB I GROUP INC.



                          By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                          LEHMAN BROTHERS CAPITAL
                          PARTNERS III, L.P.

                          By:      Lehman Brothers Holdings Inc., its
                                   general partner



                          By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                          LEHMAN BROTHERS CAPITAL
                          PARTNERS IV, L.P.

                          By:      LB I Group Inc., its general partner



                          By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                          LEHMAN BROTHERS MBG PARTNERS
                          1998 (A) L.P.

                          By:      LB I Group Inc., its general partner



                          By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                          LEHMAN BROTHERS MBG PARTNERS
                          1998 (B) L.P.

                          By:      LB I Group Inc., its general partner



                          By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                          LEHMAN BROTHERS MBG PARTNERS
                          1998 (C) L.P.

                          By:      LB I Group Inc., its general partner



                          By:
                                   --------------------------------------------
                                   Name:
                                   Title: